[KAUFMAN ROSSIN & COMPANY LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 26, 2002 for the Ashport Mutual Funds (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to the Ashport Mutual Funds' Registration Statement on Form N-1A (File No. 811-10301), including the references to our firm under the heading "Financial Highlights" in the prospectus and under "Accountants" in the Statement of Additional Information of the Fund.


                                   /s/ Kaufman, Rossin & Co.
KAUFMAN, ROSSIN & CO.
Miami, Florida
March 28, 2003